UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 4, 2022
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02: Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Adjustments

On February 4, 2022, the Compensation Committee (“Compensation Committee”) of the Board of Directors (“Board”) of the Company recommended and the Board approved the adjusting of base salaries of J. Rodney Varner, the President and Chief Executive Officer of the Company, to $564,000; Mark Berger, MD, the Chief Medical Officer of the company, to $467,750; Catherine Vaczy, the Executive Vice President and Chief Strategy Officer of the Company, to $462,000; Ryan Confer, the Chief Financial Officer of the Company, to $397,000; and Hemant Kumar, PhD, the Chief Manufacturing and Technology Officer of the Company, to $336,375.

Bonuses

On February 4, 2022, the Compensation Committee recommended and the Board approved the payment of a bonus in the amount of $240,000 to J. Rodney Varner, the President and Chief Executive Officer of the Company; $168,000 to Catherine Vaczy, the Executive Vice President, General Counsel and Chief Strategy Officer of the Company; $138,000 to Ryan Confer, the Chief Financial Officer of the Company; $45,000 to Mark Berger, MD, the Chief Medical Officer of the company; and $32,500 to Hemant Kumar, PhD, the Chief Manufacturing and Technology Officer of the Company in consideration for their efforts during the 2021 fiscal year in advancing the business of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: February 8, 2021	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)